Exhibit 10(iv)

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made on this 16th day of July, 2003 by and between American Oil & Gas. Inc., a Nevada corporation ("Employer"), and Andrew P. Calerich, a resident of Colorado ("Employee").

                                    PREMISES

     WHEREAS, Employer desires to secure the services of Employee as its President and Chief Financial Officer pursuant to the terms and conditions hereof;

     WHEREAS, Employee possesses experience as a member of executive management of public and private companies, including companies in the oil and gas industry, and desires to serve as Employer's President and Chief Financial Officer; and

     WHEREAS, in consideration for and in anticipation of Employee serving as President and Chief Financial Officer of Employer, Employer desires to issue to Employee shares of its common stock (the "Common Stock"), and Employee desires to receive partial payment for his services in shares of Common Stock.

                                    AGREEMENT

     NOW THEREFORE, with the above provisions incorporated herein by this reference, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the sufficiency of which is hereby expressly acknowledged, the parties hereto mutually agree as follows:

     1. Employment. Employer hereby agrees to employ Employee and Employee hereby agrees to accept full time employment as President and Chief Financial Officer of Employer, upon the terms and conditions set forth in this Agreement.

     2. Term. The employment of Employee by Employer pursuant to this Agreement shall commence on the date hereof and end three (3) years hereafter, unless sooner terminated pursuant to Section 4 below (hereinafter referred to as the "Service Period").

     3. Compensation. In consideration for the services to be rendered by Employee, the Employer shall compensate Employee as follows (such compensation and benefits being hereinafter referred to as "Compensation Benefits"):

          A. Base Salary. Employer shall pay to Employee a base salary of $8,000 per month during the Service Period (such amount, as it may be increased from time to time, may sometimes hereinafter be referred to as "Base Salary").

          B. Insurance. Employer shall pay the full cost of health care insurance for Employee and Employee's immediate family. During the Service Period, Employer shall provide Employee with any other benefits that Employer makes available to other similarly situated employees.

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          C. Common Stock. As additional compensation, Employer shall issue to
     Employee 500,000 shares ("Shares") of Common Stock. The Shares granted hereby shall vest in two (2) equal allotments as follows:

               i. 250,000 of the Shares shall vest on July 1, 2004, so long as Employee continues to be employed by Employer on such date; and

               ii. 250,000 of the Shares shall vest on July 1, 2005, so long as Employee continues to be employed by Employer on such date, provided however that;

               iii. In the event Employee's employment is terminated by the Employer, other than for Cause in accordance with Section 4(D), following a Change in Control or by Employee as a result of death or for Good Reason, then all of the Shares shall vest immediately, notwithstanding the above vesting schedule. In the event Employee's employment is modified independent of any of the transactions or for the reasons described in this Section 3(C)(iii), such modification shall be addressed in accordance with Section 4 below.

          A. For purposes of this Agreement, a "Change in Control" shall be deemed to occur when Employer (i) merges with another entity, (ii) sells or disposes of substantially all of its assets, or (iii) experiences a change in control of 50% of its outstanding Common Stock. Notwithstanding anything contained in this Agreement to the contrary, if the Employee's employment is terminated, and subsequently there occurs a Change in Control, and the Employee reasonably demonstrates that such termination (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (y) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Employee shall mean the date immediately prior to the date of such termination of the Employee's employment.

          B. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (i) through (iv) hereof:

               i. a change in the Employee's status, title or position to a status, title or position not equal to at least a senior vice president, or a change in the Employee's responsibilities (including reporting responsibilities) to responsibilities other than in the areas of finance, accounting, or personnel or human resources director or senior supervision, investor relations or other public company matters, which, in the Employee's reasonable judgment, represents an adverse change from his status, title, position or responsibilities; the assignment to the Employee of any duties or responsibilities which, in the Employee's reasonable judgment, are inconsistent with his status, title, position or responsibilities, including responsibilities other than in the areas of finance, accounting, personnel or human resources director or senior supervision, investor relations or other public company matters; or any removal of the Employee from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Employee other than for Good Reason;


               ii. a reduction in the Employee's base salary, or any failure to pay the Employee any compensation or benefits to which Employee is entitled within fifteen days of notice thereof;

               iii. the Employer's requiring the Employee to be based at any place outside a 25-mile radius from his current place of employment, except for reasonably required travel on the Employer's business which is not materially greater than such travel requirements prior to a Change in Control; or

               iv. any purported termination of the Employee's employment for Cause by the Employer which does not comply with the terms of Section 4(D).

          C. The Employee's right to terminate his employment for Good Reason shall not be affected by his incapacity due to a Disability.

     4. Termination. Employee's employment hereunder shall terminate as a result of any of the following events:

          A. Employee's death;

          B. Employee shall be unable to perform his duties hereunder for a continuous period of at least six months or an aggregate of nine months during any continuous twelve month period by reason of illness, accident or other physical or mental disability, as verified by a licensed physician mutually selected by the Employer and Employee ("Disability");

          C. Termination by Employee; or

          D. Termination by Employer for Cause, where "Cause" shall mean: (i) the final non-appealable conviction of Employee of a felony; (ii) the reasonable determination of seventy-five percent (75%) of Employer's Board of Directors that Employee has engaged in intentional misconduct, or the gross neglect of his duties, which has a material and continuing adverse effect on the business of Employer (other than a failure resulting from the Employee's incapacity due to physical or mental illness or from the Employee's assignment of duties that would constitute "Good Reason" as defined in this Agreement); or (iii) a final non-appealable determination by a court of competent jurisdiction that Employee shall have failed to cure the breach of any material term of this Agreement within thirty (30) days following receipt of detailed written notice from Employer of such breach; provided however, that no termination of the Employee's employment shall be for Cause pursuant to subsections 4(D)(i) or (ii) until (x) there shall have been delivered to the Employee a copy of a written notice setting forth that the Employee was guilty of the conduct set forth in this
     Section 4(D) and specifying the particulars thereof in detail, and (y) the Employee shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Employee's counsel if the Employee so desires). Neither an act nor a failure to act, on the Employee's part, shall be considered "intentional" unless such act or failure to act by the Employee involved a lack of good faith and a lack of reasonable belief on the part of the Employee that the Employee's action or failure to act was in the best interests of the Employer. In determining the seventy-five percent (75%) of the Board required by the provisions of the first sentence of this paragraph, the Employee shall not be counted in either the numerator or the denominator of the fraction if the Employee is a director at such time.

     Any termination pursuant to subsection (B), (C) or (D) of this Section 4 shall be communicated by a written notice ("Notice of Termination"), such notice to set forth with specificity the grounds for termination if the result of Cause. Employee's employment under this Agreement shall be deemed to have terminated as follows: (i) if Employee's employment is terminated pursuant to subsection (A) above, on the date of his death; (ii) if Employee's employment is terminated pursuant to subsection (B) or (D) above, on the date on which Notice of Termination is given; and (iii) if Employee's employment is terminated pursuant to subsection (C) above, fifteen (15) days after the date on which a Notice of Termination is given, or Employee's last day of employment, whichever is earlier. The date on which termination is deemed to have occurred pursuant to this section is hereinafter referred to as the "Date of Termination"."

     5. Payments on Termination. In the event that Employee's employment is terminated pursuant to Section 4 above, Employer shall pay to Employee the Compensation Benefits until the Date of Termination.

     6. Representations and Warranties. Employee hereby represents and warrants to the Employer that (i) the execution, delivery and performance of this Agreement by Employee does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which Employee is bound, and (ii) Employee is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity which in any way may restrict, impair or limit the performance of his duties hereunder.

     7. Registration Status of Shares. Employee understands that the Shares have not been registered under the Securities Act of 1933 ("Act"), and therefore will be affixed with a restrictive legend stating that the Shares have not been registered pursuant to federal or state securities laws and consequently may not be transferred or resold except pursuant to exemptions from federal and state securities laws. Employee recognizes that the Shares will be subject to various restrictions on sale and/or transfer, including but not limited to, the restrictions imposed by Rule 144 under the Act.

     Within sixty (60) days of the Shares vesting in accordance with Section 3(C)(i) and 3(C)(ii) herein, Employer will file a Form S-8 registration statement under the Act registering the issuance of the Shares to Employee upon the vesting of such Shares. Notwithstanding the registration of the issuance of the Shares, until the earlier to occur of July 1, 2005 or the vesting of all the Shares in accordance with Section 3(C)(iii) above, Employee agrees to sell only up to that portion of the Shares which has a market value equal to the income tax liability Employee realizes upon vesting of the Shares.

     Employee understands that, subsequent to the Shares being registered on Form S-8 and for resale pursuant to a Reoffer Prospectus, Employee shall comply with Employer's Insider Trading Policy in connection with the sale of any of the Shares.

     8. Duties. During the term of this Agreement, Employee shall initially serve as the President and Chief Financial Officer of Employer. Employee shall perform the tasks and have the rights, powers and obligations normally associated with the offices of President and Chief Financial Officer, including such other offices or positions that Employer's board of directors ("Board of Directors") shall reasonably request. Employee shall perform Employee's services on behalf of Employer in the Denver, Colorado metropolitan area; provided however, that Employee shall undertake such business travel as reasonably necessary to perform Employee's obligations pursuant to this Agreement.

     9. Covenant Not to Compete. In exchange for the various consideration provided herein, during the term of this Agreement and for a period of one (1) year following the Date of Termination, in the event Employee leaves or abandons his position with Employer otherwise than following a Change in Control or for Good Reason, then Employee will not compete with Employer through involvement on any project that Employer is then pursuing, or did pursue within the one hundred twenty (120) days prior to Employee's departure from Employer (a "Competing Project"). In the event that Employee is hired as an employee or consultant of an entity that is involved in a Competing Project, Employee shall recuse himself from and not participate in, directly or indirectly, any activities of such entity with respect to the evaluation, development or operation of the Competing Project.

     10. Non-Disclosure of Information. In exchange for the various consideration provided herein, Employee will not, directly or indirectly, during the term of this Agreement and for a period of one (1) year after the termination of this Agreement, disclose to any person not authorized by Employer to receive or use such information, except for the sole benefit of Employer, any of Employer's confidential or proprietary data, information, or techniques, or give to any person not authorized by Employer to receive any information that is not generally known to anyone other than Employer or that is designated by Employer as "Limited," "Private," or "Confidential," or similarly designated.

     11. Expenses. Employee may incur reasonable expenses for promoting or developing Employer's business, including reasonable expenses for entertainment, travel, and similar items. Employer will reimburse Employee for all such expenses upon Employee's periodic presentation of an itemized account of such expenditures. Any single expense in excess of $1000, and monthly aggregate expenses more than $2500 must be pre-approved by Employee's supervising officer, or in the event Employee does not have a supervising officer then a member of the board of directors.

     12. Entire Agreement. This Agreement constitutes the entire understanding between the parties, and there are no covenants, conditions, representations, or agreements, oral or written, of any nature whatsoever, other than those herein contained.

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     13. Severability. If any term, condition, clause, or provision of this
Agreement shall be deemed to be void or invalid, then that term, condition, clause, or provision shall be stricken from this Agreement to the extent it is held to be void or invalid, and in all other respects this Agreement shall be valid and in full force and operation.

     14. Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received at the addresses written below on
(i) the third business day after the date when sent by certified or registered mail; (ii) the next business day after the date sent by guaranteed overnight courier; or (iii) the date sent by telecopier or delivered by hand, in each case, to the addresses set forth below:

                  If to Employer:           American Oil & Gas, Inc.
                                            1050 17th Street, Suite 710
                                            Denver, Colorado 80265
                                            Attention: Patrick O'Brien
                                            (303) 595-0125

                  With a Copy to:           Woltjen Law Firm
                                            Attn: Kevin S. Woltjen
                                            4144 N. Central Expwy., Suite 410
                                            Dallas, Texas 75204
                                            (214) 742-5555

                  If to Employee:           Andrew P. Calerich
                                            14287 Downing Street
                                             Brighton, Colorado 80602
                                            (720) 217-2329

or to such other addresses as the parties may specify in writing.

     15. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment on the award rendered may be entered in any court having jurisdiction.

     16. Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without reference to the conflict of laws principles thereof. In the event any dispute regarding this Agreement arises between the Parties and is not resolved at arbitration, such dispute shall be brought in a proper jurisdiction located within Denver County, Colorado.

     17. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief or any form of dispute resolution, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees, court costs, and other costs incurred in proceeding with the action from the other party. The attorney's fees, court costs or other costs, may be ordered by the fact finder, in any decision of any action described in this section or may be enforced in a separate action brought for determining attorney's fees, court costs, or other costs. In the event Employer is represented by in-house counsel and Employer prevails in any such action or dispute resolution, all parties agree that Employer may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar background in that legal community.

     18. Assignment. This Agreement shall not be assignable by any party to this Agreement, except upon the written consent of all parties hereto. Employee shall not have the right to pledge, encumber, or dispose of the right to receive any Compensation Benefits under this Agreement, which Compensation Benefits and the right thereto are expressly declared to be non-assignable and nontransferable and, in the event of any attempted assignment or transfer, Employer shall have no further liability hereunder.

     19. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same agreement.

     20. RIGHT TO COUNSEL: EMPLOYEE HEREBY AGREES THAT EMPLOYER HAS ADVISED AND ENCOURAGED HIM TO RETAIN HIS OWN COUNSEL AND THAT HE HAS HAD FULL OPPORTUNITY TO RETAIN SUCH COUNSEL TO REVIEW THIS DOCUMENT AND ADVISE HIM OF THE TERMS AND CONDITIONS SET FORTH HEREIN.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year first above written.


AMERICAN OIL & GAS, INC.,                   ANDREW P. CALERICH,
Employer                                    Employee



By: /s/ Patrick D. O'Brien                  /s/ Andrew P. Calerich
    --------------------------------        ------------------------------------
     Patrick O'Brien, President             Andrew P. Calerich